UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 5, 2017

ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-19608 (Commission File Number)	39-1388360 (IRS Employer Identification No.)

10850 West Park Place, Suite 1200 Milwaukee, Wisconsin (Address of principal executive offices)	53224 (Zip Code)

Registrant’s telephone number, including area code:  (414) 973-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.Submission of Matters to a Vote of Security Holders.

On January 5, 2017,  ARI Network Services, Inc. (the “Company”), held its 2017 Annual Meeting of Shareholders (the “Annual Meeting”).

Based on the final voting results of the Annual Meeting, as certified by and received from IVS Associates, Inc., the independent inspector of election, the Shareholders of the Company: (i) elected William C. Mortimore and Robert Y. Newell, IV to serve as directors of the Company for a three-year term of office expiring at the 2020 Annual Meeting of Shareholders and until their successors are elected and duly qualified; (ii) approved the proposal to amend the Company’s 2010 Equity Incentive Plan; (iii) approved, on an advisory basis, the compensation paid to the Company’s named executive officers; and (iv) ratified the selection of Wipfli LLP as the Company’s independent registered public accounting firm for the fiscal year ending July  31, 2017. There were 17,448,066 shares of Common Stock entitled to vote at the Annual Meeting and a total of 13,257,232 shares of Common Stock (75.98%) were represented at the Annual Meeting.

Set forth below, with respect to each such matter, are the final voting results, including the number of votes cast for, against, withheld or abstained.  There were no broker non-votes.

(1)	Votes were cast for the following individuals in the following numbers to serve as a director of ARI:

	For	Withhold
Board of Director Nominees:
William C. Mortimore	11,089,033	19,799
Robert Y. Newell, IV	11,091,253	17,579
Park City Capital Nominees:
John M. Mueller	2,088,325	60,075
Michael J. Fox	2,088,325	60,075

(2)	Proposal to amend the Company’s 2010 Equity Incentive Plan:

For	Against	Abstain
11,107,289	1,797,399	352,544

(3)	Proposal on advisory vote to approve named executive officer compensation:

0
For	Against	Abstain
10,589,013	2,259,573	408,646

(4)	Proposal to ratify the appointment of Wipfli LLP as independent auditors for ARI’s fiscal year ending July 31, 2017:

For	Against	Abstain
11,256,137	1,147,210	853,885

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 11, 2017

ARI NETWORK SERVICES, INC.

By:

/s/ William A. Nurthen

William A. Nurthen
Chief Financial Officer, Treasurer and Secretary